UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2009

BERKSHIRE HILLS BANCORP, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-51584	04-3510455
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 North Street, Pittsfield, Massachusetts	01201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (413) 443-5601

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2009, Berkshire Insurance Group, Inc., a wholly owned subsidiary of Berkshire Hills Bancorp, Inc., and John S. Millet entered into a separation agreement and release (“Separation Agreement”) and a non-solicitation and non-competition agreement (“Non-Solicitation Agreement”) in connection with Mr. Millet’s resignation as President of Berkshire Insurance Group. The Separation Agreement provides for a payment to Mr. Millet of $200,000 in exchange for a release of claims against Berkshire Insurance Group. Under the Non-Solicitation Agreement, Mr. Millet must refrain from competing with, or soliciting clients or employees of, Berkshire Insurance Group through December 25, 2009.

The foregoing descriptions of the Separation Agreement and the Non-Solicitation Agreement are qualified in their entirety by reference to the copies of such agreements that are included as Exhibits 10.1 and 10.2 to this Current Report and incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Separation and Release Agreement
10.2	Non-Solicitation and Non-Competition Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.

DATE: July 7, 2009	By: /s/ Kevin P. Riley
Kevin P. Riley
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation and Release Agreement
10.2	Non-Solicitation and Non-Competition Agreement